Exhibit 99.1

DPW Holdings to Expand Its Gresham Worldwide Global Defense Business with Agreement to Acquire Relec Electronics Ltd in the UK

The Acquisition Is Expected to Be Immediately Accretive; Relec Recorded Revenue of Approximately $7 Million for Its Fiscal Year Ended February 29, 2020

Newport Beach, CA, November 10, 2020 -- DPW Holdings, Inc. (NYSE American: DPW) a diversified holding company (“DPW,” or the “Company”) announced that its global defense business, Gresham Worldwide, Inc. (“Gresham Worldwide”), has agreed to acquire Relec Electronics Ltd. (“Relec”), based in England. The transaction is structured as a stock purchase under which Gresham Worldwide has agreed to pay approximately $3,930,000 in cash at closing with additional contingent cash payments up to approximately $655,000 based on Relec’s future financial performance. Closing of the transaction is expected to occur on November 20, 2020.

Relec, established in 1978, is an English supplier of power conversion and display technology products in the industrial, rail transportation and emerging electronic markets. Gresham Worldwide’s English subsidiary, Gresham Power Electronics, has been designing and manufacturing highly reliable power electronics for naval and industrial markets for more than fifty years. The acquisition of Relec will enhance Gresham Worldwide’s presence in the U.K. and Europe and considerably broaden its product portfolio, including high-quality power conversion and display product offerings. This strategic business combination will provide Relec opportunities to offer value-added services to its blue-chip customer base, while enabling Gresham Power Electronics to expand into rail and other industrial markets.

The acquisition is expected to be immediately accretive and includes approximately $1.2 million of net tangible assets. Relec recorded revenue of approximately $7 million and, excluding one-time discretionary items, adjusted pretax income of approximately $1.1 million for its fiscal year ended February 29, 2020. Like many other companies across the globe, the COVID-19 pandemic has put downward pressure on Relec’s financial results since March 2020, which resulted in an approximate 20% decrease in revenue for the six months ended August 31, 2020. However, based upon a strong backlog of orders and Relec’s exceptional customer relationships, the Company believes the recent decrease in revenue will be short-lived and that, beginning in 2021, Relec will be well positioned for solid, long-term financial performance.

Gresham Power Electronics and Relec will continue to operate as stand-alone businesses, though they will establish a joint management committee. The Stock Purchase Agreement contemplates that Peter Lappin, Managing Director and the Relec management team will remain as employees of Relec at least throughout the earnout period. Bringing Relec into Gresham Worldwide creates significant synergies that include:

•	Providing access to top-flight power product lines to support a wide range of customer requirements from 1W to around 100kW;

•	Enhancing capabilities to deliver value-added solutions based on tailoring state-of-the-art power and display technology to the needs of Relec and Gresham customers alike;

•	Expanding market opportunities for Relec’s current supply chain partners;

•	Increasing technical and sales resources which will benefit both customers and suppliers of Relec;

•	Cross selling opportunities to expand the reach of both Relec and Gresham Power into new market sectors; and

•	Strengthening management and optimizing facility use across the two UK-based companies.

This transaction has generated tremendous excitement in the management teams of both Gresham and Relec about the prospect of working together to grow both businesses.

Jonathan Read, Gresham Worldwide’s CEO, stated, “This combination provides a great opportunity for Relec and Gresham Worldwide to benefit from the strengths of each organization. We are thrilled that Peter Lappin and the Relec team will bring to Gresham Worldwide the technical expertise, customer focus, quality products and commitment to outstanding service that enabled them build such a successful business.”

Karen Jay, Managing Director of Gresham Power Electronics, adds, “We spearheaded the Relec acquisition with a view to gaining access to additional resources and products to increase the range of offerings and service levels that Gresham Worldwide could provide to its customers. This deal significantly increases our footprint in the U.K. and Europe and gives both companies more scale, technical capabilities and offerings to move to the next level in defense, marine, rail, medical and industrial vertical markets in the UK and Europe.”

“This acquisition aligns perfectly with DPW’s stated goals for strategic growth of the Gresham Worldwide business. The Relec acquisition will be immediately accretive with clear synergies and a strong management team. We look forward capitalizing on these synergies and growing our global defense and technology business,” said Milton “Todd” Ault, III, the Company’s CEO and Chairman.

For more information on DPW and its subsidiaries, the Company recommends that stockholders, investors and any other interested parties read the Company’s public filings and press releases available under the Investor Relations section at www.DPWHoldings.com or available at www.sec.gov.

About DPW Holdings, Inc.

DPW Holdings, Inc. is a diversified holding company pursuing growth by acquiring undervalued businesses and disruptive technologies with a global impact. Through its wholly and majority-owned subsidiaries and strategic investments, the Company provides mission-critical products that support a diverse range of industries, including defense/aerospace, industrial, telecommunications, medical, and textiles. In addition, the Company extends credit to select entrepreneurial businesses through a licensed lending subsidiary. DPW’s headquarters are located at 201 Shipyard Way, Suite E, Newport Beach, CA 92663; www.DPWHoldings.com.

About Gresham Worldwide

Gresham Worldwide, Inc., formerly known as DPW Technology Group, is a provider of high-quality, ultra-reliable bespoke technology solutions for mission-critical applications in the defense, medical and telecommunications verticals. The three component companies under the leadership of CEO, Jonathan Read, are Microphase Corporation, Enertec Systems 2001 Ltd. and Gresham Power Electronics Ltd. Each has decades of experience serving global defense markets. Gresham Worldwide operates with a global footprint with headquarters in Phoenix, Arizona, an office in Washington D.C. and design and operations centers in Shelton, Connecticut, Salisbury, U.K., Wareham, U.K. and Karmiel, Israel.

About Relec

Relec Electronics Ltd was established in 1978 with the aim of providing specialist power conversion and display products to support professionals in the electronics industry. Relec’s aerospace background means it consistently and meticulously delivers high performance and robust power and display solutions. Relec exerts its utmost effort to customize a product or a feature to achieve optimum performance and service delivery. Relec continues to be guided by this philosophy and currently operates in specific fields, specializing in AC-DC Power Supplies, DC-DC Converters, Displays and EMC Filters.

Forward-Looking Statements

This press release contains “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors. More information, including potential risk factors, that could affect the Company’s business and financial results are included in the Company’s filings with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s Forms 10-K, 10-Q and 8-K. All filings are available at www.sec.gov and on the Company’s website at www.DPWHoldings.com.

Contacts:

IR@DPWHoldings.com or 1-888-753-2235